SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 29, 2005 (March 24, 2005)

Mission Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-09498	76-0437769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Lamar

Suite 1455

Houston, Texas 77010-3039

(Address and Zip Code of Principal Executive Offices)

(713) 495-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2005, Mission Resources Corporation, a Delaware corporation (the “Company”), entered into the Second Amendment to Credit Agreement (the “Second Amendment”), effective as of March 18, 2005. The Second Amendment amends certain provisions of the Credit Agreement dated as of April 8, 2004, among the Company, as Borrower, Wells Fargo Bank, National Association, as Lead Arranger and Administrative Agent, and the Lenders signatory thereto, as amended (the “Credit Agreement”) as follows.

Prior to the Second Amendment, the borrowing base under the Credit Agreement was $50 million, of which $30 million was available for general corporate purposes and $20 million was available for the acquisition of oil and gas properties approved by the lenders. The Second Amendment fixes the borrowing base at $50 million, with all of it being available for general corporate purposes. A copy of the Second Amendment is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Merger Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

None

(b) Pro forma financial information.

None

(c) Exhibits.

10.1 Second Amendment to Credit Agreement, effective as of March 18, 2005, among Mission Resources Corporation, each of the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION RESOURCES CORPORATION

Date: March 29, 2005	By:	/s/ ANN KAESERMANN
	Name:	Ann Kaesermann
	Title:	Vice President – Accounting & Investor Relations, CAO